UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2018

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 5, 2018, Xcel Energy Inc. (Xcel Energy) entered into an equity distribution agreement (the Distribution Agreement) with Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the Sales Agents). The Sales Agents will act as Xcel Energy’s sales agent with respect to the offer and sale of shares of the Xcel Energy’s common stock (par value $2.50 per share) having an aggregate gross sale price of up to $300,000,000 (Shares).

Xcel Energy will pay each Sales Agent a commission of up to 1.00% of the gross sales price per share for any Shares sold. The offering of the Shares will terminate upon the earlier of (1) the sale of all the Shares subject to the Distribution Agreement and (2) the termination of the Distribution Agreement, pursuant to its terms, by either Xcel Energy or, with respect to any Sales Agent, such Sales Agent, at any time in the respective party’s sole discretion.

All of the Shares to be offered and sold were registered pursuant to Xcel Energy’s registration statement (the Registration Statement) previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-224333).

A copy of the Distribution Agreement is filed as Exhibit 1.01 hereto and is incorporated by reference herein.

This Current Report on Form 8-K is being filed to file certain documents in connection with the offering as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

1.01	Equity Distribution Agreement, dated September 5, 2018, among Xcel Energy Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

5.01	Opinion of Wendy Mahling as to the legality of the Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC. (a Minnesota Corporation)

By:	/s/ Sarah W. Soong
Name:	Sarah W. Soong
Title:	Vice President and Treasurer

Date: September 5, 2018